UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2011
Endurance Specialty Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-032908

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (441) 278-0440
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
On February 23, 2011, William H. Bolinder was elected by the Board of Directors (the “Board”) of Endurance Specialty Holdings Ltd. (the “Company”) to the position of Chairman of the Board of Directors (“Chairman”), effective March 3, 2011. In connection with this election, on March 11, 2011, the Company and Mr. Bolinder entered into a Non-Executive Chairman Service Agreement (the “Agreement”), which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
The Agreement provides that Mr. Bolinder is to serve as Chairman until the earliest of (a) the date of the Company’s 2014 Annual General Meeting of Shareholders, (b) Mr. Bolinder’s death, (c) Mr. Bolinder’s resignation from the position of Chairman, (d) the failure of Mr. Bolinder to be re–elected as a member of the Board, or (e) the removal of Mr. Bolinder from the position of Chairman of the Board.
The Agreement further provides that, as Chairman, Mr. Bolinder shall be entitled to receive any fees and incentive compensation paid generally from time to time to non-executive members of the Board for service on the Board and for acting as chairman of any committee thereof. In addition, the Agreement specifies that Mr. Bolinder shall be entitled to receive a supplementary fee of $160,000 per annum for the duration of his service as Chairman. One half of the supplementary fee is to be paid in cash and one half of the supplementary fee is to be delivered in the form of restricted shares, which shall vest on the first annual anniversary of the date of grant, subject to the continued service of Mr. Bolinder as a non-executive member of the Board through the vesting date. The delivery of a portion of Mr. Bolinder’s supplementary fee in the form of restricted shares is subject to approval by the Company’s shareholders of an amendment to the Company’s 2007 Equity Incentive Plan. In the event shareholder approval for the amendment of the 2007 Equity Incentive Plan is not obtained, Mr. Bolinder’s supplementary fee shall be paid entirely in cash.
The foregoing summary of the terms of the Agreement do not purport to be complete and are qualified in their entirety by reference to the Agreement and attached hereto as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

10.1	Non-Executive Chairman Service Agreement, dated March 11, 2011, by and between the Company and William H. Bolinder

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: March 14, 2011

By:	/s/ John V. Del Col
	Name:	John V. Del Col
	Title:	General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Non-Executive Chairman Service Agreement, dated March 11, 2011, by and between the Company and William H. Bolinder